EXHIBIT 99.1

June 20, 2014

Reporters May Contact:
Kelly Polonus, Great Southern Bank, (417) 224.3082
kpolonus@greatsouthernbank.com

Great Southern Bank Assumes All Deposits and
Purchases Certain Assets of Moline-Ill.-based Valley Bank
Company welcomes Valley Bank customers

Springfield, Mo. – Great Southern Bank, a subsidiary of Great Southern Bancorp, Inc. (NASDAQ:GSBC), announced that it has entered into a purchase and assumption agreement with the Federal Deposit Insurance Corporation (FDIC) to acquire certain loans and other assets and assume all of the deposits of Valley Bank, a full-service bank headquartered in Moline, Ill., and with significant operations in Iowa. All former Valley Bank offices will open as Great Southern Bank branches with normal operating days and hours. Valley Bank branches with Saturday banking hours will be open on June 21, 2014.

“We welcome Valley Bank customers and employees to Great Southern. Customers can be confident that their deposits are safe and readily accessible. It’s business as usual,” said Great Southern President and CEO Joseph W. Turner. “Great Southern has served customers’ financial needs for 91 years with a deep commitment to building winning relationships. We look forward to the opportunity of serving former Valley Bank customers for years to come.”

Current Valley Bank depositors will automatically become depositors of Great Southern Bank, and qualifying accounts will continue to be insured by the FDIC. If customers have accounts at both Valley Bank and Great Southern Bank, the accounts will be insured separately for at least six months. There will be no disruption of service for Valley Bank customers; their money is accessible by check, debit card or ATM. Checks drawn on Valley Bank will continue to be processed. Loan customers should make their payments as usual. Customers of both banks should continue to bank as they normally do at their respective branches until Great Southern can fully integrate the deposit and loan records of Valley Bank, which will likely occur in the fourth quarter of 2014.

Established in 1911, Valley Bank operated 13 locations – one in Moline and 12 in Iowa, with six locations in the Quad Cities market area and seven in central Iowa, primarily in the Des Moines market area. Great Southern already operates six banking centers in the central Iowa/Des Moines region.

Under the agreement with the FDIC, Great Southern will be assuming approximately $356 million of deposits of Valley Bank at no premium. Additionally, Great Southern is purchasing certain investment securities and approximately $211 million in loans, a high percentage of which are performing, at an overall discount of approximately $40 million. The FDIC will retain a portion of the loans and all of the other real estate owned in the transaction and there will be no loss sharing agreement between the FDIC and Great Southern.

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Turner added, “This acquisition supports our long-term strategy of strengthening our presence in the Des Moines area and provides entry into a new market, the attractive Quad Cities metro area. This transaction, unlike our previous FDIC-assisted transactions, does not provide a large bargain purchase gain or loss share coverage; however, projected future earnings related to the acquired operations are expected to be meaningful.”

The Company anticipates recording this transaction under ASC 805 – Business Combinations, in the quarter ending June 30, 2014. The financial statement effects of this transaction will be disclosed in the Company’s second quarter earnings announcement issued in late July 2014, but the Company anticipates that this transaction will be accretive to income and equity beginning in the current quarter, and in subsequent quarters.

Customers with questions about today's transaction should call the FDIC toll-free at 800-894-2013. The phone number will be operational this evening until 9:00 p.m., Central Daylight Time (CDT); on Saturday from 9:00 a.m. to 6:00 p.m., CDT; on Sunday from noon to 6:00 p.m., CDT; Monday from 8:00 a.m. to 8:00 p.m., CDT; and thereafter from 9:00 a.m. to 5:00 p.m. Interested parties also can visit the FDIC's Web site at http://www.fdic.gov/bank/individual/failed/valleybankil.html. In addition, customers can visit their former Valley Bank should they have questions about their banking relationship.

Headquartered in Springfield, Mo., Great Southern offers banking and investment services to individuals and businesses. Including this acquisition, Great Southern operates 112 retail banking centers and hundreds of ATMs in Missouri, Arkansas, Iowa, Kansas, Minnesota, Nebraska, and now Illinois. The Company also has loan production offices in Dallas, Texas, and Tulsa, Okla. With $3.8 billion in assets at March 31, 2014, without taking into consideration this transaction, Great Southern Bancorp, Inc. is a public company and its common stock (ticker: GSBC) is listed on the NASDAQ Global Select Market.

www.GreatSouthernBank.com

Forward-Looking Statements

When used in documents filed or furnished by the Company with the Securities and Exchange Commission (the "SEC"), in the Company's press releases or other public or stockholder communications, and in oral statements made with the approval of an authorized executive officer, the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "intends" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including, among other things, (i) non-interest expense reductions from the Great Southern banking center consolidation might be less than anticipated and the costs of the consolidation and impairment of the value of the affected premises might be greater than expected; (ii) expected cost savings, synergies and other benefits from the Company’s merger and acquisition activities, including this acquisition, might not be realized within the anticipated time frames or at all, and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (iii) changes in economic conditions, either nationally or in the Company’s market areas; (iv) fluctuations in interest rates; (v) the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses; (vi) the possibility of other-than-temporary impairments of securities held in the Company’s securities portfolio; (vii) the Company’s ability to access cost-effective funding; (viii) fluctuations in real estate values and both residential and commercial real estate market conditions; (ix) demand for loans and deposits in the Company’s market areas; (x) legislative or regulatory changes that adversely affect the Company’s business, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and its implementing regulations, and the overdraft protection regulations and customers’ responses thereto; (xi) monetary and fiscal policies of the Federal Reserve Board and the U.S. Government and other governmental initiatives affecting the financial services industry; (xii) results of examinations of the Company and Great Southern by their regulators, including the possibility that the regulators may, among other things, require the Company to increase its allowance for loan losses or to write-down assets; (xiii) the uncertainties arising from the Company’s participation in the Small Business Lending Fund program, including uncertainties concerning the potential future redemption by us of the U.S. Treasury’s preferred stock investment under the program, including the timing of, regulatory approvals for, and conditions placed upon, any such redemption; (xiv) costs and effects of litigation, including settlements and judgments; and (xv) competition. The Company wishes to advise readers that the factors listed above and other risks described from time to time in the Company’s other filings with the SEC could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake-and specifically declines any obligation- to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

GREAT SOUTHERN BANK FOOTPRINT
(Including Valley Bank Branches)

112 Banking Centers

Loan Production Offices in Dallas, Texas, and Tulsa, Okla.